Exhibit 3.207

3-1-48.12-

ARTICLES OF INCORPORATION

* * * *

TO THE DEPARTMENT OF STATE;

COMMONWEALTH OF PENNSYLVANIA:

In compliance with the requirements of the “BUSINESS CORPORATION LAW”, (Act No. 106), approved the 5th day of May, A. D. 1933, the undersigned all of whom are citizens of the United States, desiring that they may be. incorporated as a business corporation, do hereby certify:

1st. The name of the corporation is

HARRY M. STEVENS, INC. OF PENN.

2nd. The location and post office address of its initial registered office in this Commonwealth is c/o C T Corporation System, 123 South Broad Street, Philadelphia, Philadelphia County.

3rd. The purpose or purposes of the corporation are:

To acquire by purchase, lease, contract or otherwise, in baseball parks, race tracks, theatres, convention halls, exhibition parks, amusement parks and other places, the privilege, right or concession to own, operate, manage, sell or lease, restaurants and lunch rooms, to operate a catering service, to sell alcoholic and non-alcoholic beverages, food and food products, tobacco and tobacco products, souvenirs and to publish and sell programs and scorecards.

4th. The term of its existence is perpetual.

5th. The authorized capital stock of the corporation is $50,000, 00, divided into 500 shares of stock of the par value of $100.00.

6th. The amount of paid in capital with which the corporation will begin business is $500.00.

7th. The names and addresses of the first directors and their terms of office are:

NAME	ADDRESS	TERM OF OFFICE
J. NORMAN LEWIS	42 Broadway New York, N. Y.	One year
JAMES P. DURANTE	42 Broadway New York, N. Y.	One year
ARTHUR M. SOMMERFIELD	42 Broadway New York, N. Y.	One year

8th. The names and addresses of the incorporators and the number of shares subscribed by each are:

NAME	ADDRESS	TERM OF OFFICE
J. NORMAN LEWIS	42 Broadway New York, N. Y.	1
JAMES P. DURANTE	42 Broadway New York, N. Y.	1
ARTHUR M. SOMMERFIELD	42 Broadway New York, N. Y.	1

9th. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, amend and repeal by-laws,

2

subject to the powers of the shareholders to change or repeal such by-laws.

/s/ illegible

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STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

Before me, a Notary Public in and for the county aforesaid, personally came the above named J. NORMAN LEWIS, JAMES P. DURANTE and ARTHUR M. SOMMERFIELD who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

Witness my hand and seal of office the 16 day of April, A. D. 1948.

/s/ illegible

Approved and filed in the Department of State, 21st day of April, A. D. 1948.

/s/ illegible
Deputy Secretary of the Commonwealth

COMMONWEALTH OF PENNSYLVANIA

Department of State

To all To Whom These Presents Shall Come, Greeting:

WHEREAS, In and by the Business Corporation Law, approved the 5th day of May, Anno Domini, one thousand nine hundred and thirty-three, the Department of state is authorized and required to issue a

CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the provisions of the law.

AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

HARRY M. STEVENS, INC. OF PENN.

THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and, under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by name chosen and hereinbefore specified, which shall exist perpetually

and shall be invested with, and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the

Commonwealth, at the City of Harrisburg, this 21st day

of April in the year of our Lord one thousand nine

hundred and forty-eight and of the Commonwealth the

one hundred and seventy-second

/s/ illegible
Secretary of the Commonwealth

AFFIDAVIT OF PAID IN CAPITAL

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On this 26th day of April, 1948, before me, a Notary Public, in and for the State and County above named, personally appeared J. NORMAN LEWIS, JAMES P. DURANTE AND ARTHUR M. SOMMERFIELD who being duly sworn, did depose and say that they are a majority of the Board of Directors of HARRY M. STEVENS, INC. OF PENN., a corporation incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania by a Certificate of Incorporation granted on the 21st day of April, 1948; that $500., the amount of capital with which the corporation will begin business as stated in the Articles of incorporation has been fully paid in, to the Treasury of the Corporation, in cash.

Sworn and subscribed to before	)	/s/ illegible
)
me the day and year above written.	)	/s/ illegible
)
	)	/s/ illegible
(SEAL))

/s/ illegible
Notary Public

My Commission Expires ________________________

Filed in the Department of State on the 4th day of May, 1948.

/s/ illegible
Deputy Secretary of the Commonwealth

Recorded ___________,

Film _______________

FILING FEE: $10.00

Articles of Amendment	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant desiring to amend its Articles, hereby certifies, under its corporate seal that:

1.	The name of the corporation is:

Harry M. Stevens, Inc. of Penn.

2.	The location of its registered office is:

Suite 501, 1420 Walnut Street, Philadelphia 2, Pa.

3.	The corporation was formed under the Act of May 5, 1933 (Business Corporation Law)

4.	Its date of incorporation is: April 21, 1948

5.	Strike out (a) or (b) below, whichever is not applicable)

(b) The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.	At the time of the action of the shareholders:

(a)	The total number of shares outstanding was five (5).

(b)	The number of shares entitled to vote was five (5).

7.	In the action taken by the shareholders:

(a)	the number of shares voted in favor of the amendment was:

Five (5)

(b)	The number of shares voted in favor of the amendment was:

None.

If the shares of any class were entitled to vote as a class, the number of shares of              class so entitled and the number of shares of all other classes entitled to vote                      be set forth.

If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth.

NOTE: If the effect of the amendment is to increase the authorized capital stock of the corporation, excise tax at the rate of 1/6 of 1% on the amount of increase will be due and payable with the filing of the amendment.

NOTE: Filer Fee - $10.00. (In addition to any amount of excise tax due and owing)

3-1-48.12

B.	The amendment was adopted by the shareholders, set forth in full, follows:

Article 5th is amended to read:

“5th. The authorized capital stock of the corporation is $250,000.00,

divided into 2500 shares of stock of the par value of $100.00.”

IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, or _________ hereunto affixed this 8th day of August, 1963.

Harry M. Stevens, Inc. of Penn.

By:	/s/ illegible
(President or Vice President)

Attest:

/s/ illegible
(Secretary or Treasurer)

Approved and filed in the Department of State on the              day of                     .

/s/ illegible
Secretary of the Commonwealth

3-1-48.12-

Commonwealth of Pennsylvania

Department of State

To All To Whom These Presents Shall Come, Greeting:

Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the Commonwealth, at the
City of Harrisburg, this day of in the name of our Lord one thousand nine hundred and and of the Commonwealth the one hundred and _______________

/s/ illegible
of the Commonwealth

3-1-63.25-1321

Change of Registered Office – Pennsylvania Business Corporation	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

In compliance with the requirements of Section 307 of the Business Corporation Law approved May 5, 1933, P.L. 364, as amended, the following named Pennsylvania business corporation makes the following statement under its corporate seal:

1.	The name of the corporation is:

Harry M. Stevens, Inc. of Penn.

2.	The address of its present registered office is:

c/o C. T. Corporation System 123 S. Broad Street, Philadelphia 2, Philadelphia, Pa.

(Number)                                    (Street)                                 (City)                     (County)

3.	The address to which the registered office is to be changed. is:

Suite 501 1420 Walnut Street, Philadelphia 2, Philadelphia, Pa.

(Number)                                    (Street)                                 (City)                     (County)

4.	Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors.

IN TESTIMONY WHEREOF, the corporation has caused this statement to be signed by its President or Vice-President and its corporate seal, duly attested by its Secretary or Treasurer to be hereunto affixed this 9TH day of September, 1963.

Harry M. Steven, Inc. of Penn.

By	/s/ illegible
(President or Vice-President)

Attest:

/s/ illegible
(Secretary or Treasurer)

(CORPORATE) (SEAL)

Approved and filed in the Department of State on the                     day of              A.D. 19    .

/s/ illegible
Secretary of the Commonwealth

__________________________

(Line for numbering)

Filed this 6th day of December, 1982. Commonwealth of Pennsylvania Department of State

/s/ William L. Davies
Secretary of the Commonwealth

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P S. §1307) the undersigned corporation desiring to effect a change in registered office, does hereby certify that:

1.	The name of the corporation is:

HARRY M. STEVENS, INC. OF PENN.

2.	The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1420 Walnut Street

Philadelphia, Pennsylvania 19102

3.	The address to which the registered office in this Commonwealth is to be changed is:

123 South Broad Street, Philadelphia, Pennsylvania 19109, c/o CT Corporation System, County of Philadelphia.

4.	Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

IN TESTIMONY WHEREOF the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 17th day of November, 1982.

HARRY M. STEVENS, INC. OF PENN. (Name of Corporation)

By	/s/ illegible
(Signature)

V.P.
(Title President, Vice President, etc.)

Attest:

/s/ illegible
Signature

Secretary
Title Secretary Assistant Secretary etc.

Microfilm Number 91191396	Filed with the Department of State on Sep 17 1990

Entity Number 343838	/s/ illegible
Secretary of the Commonwealth

STATEMENT OF CHANGE OF REGISTERED OFFICE BY AGENT

DSCB: 15-106 (Rev 80)

In compliance with the requirements of 15 Pa. C.S. § 108 (relating to change in location or status of registered office provided by agent), the undersigned person who maintains the registered office of an association and who desires to change the following with respect to such agency hereby states that:

1.	The name of the association represented by the undersigned person is:

HARRY M. STEVENS, INC. OF PENN.

2.	The address of the present registered office in this Commonwealth of the above-named association is:

123 South Broad Street     Philadelphia         Pa.             19109     Philadelphia

Number and Street                 City                State                 Zip        County

3.	(If the registered office address is to be changed, complete the following):

The address in the same county to which the registered office in this Commonwealth of the above-named association is to be changed is:

1835 Market Street             Philadelphia         Pa.             19109     Philadelphia

Number and Street                City                    State             Zip        County

4.	The name of the person in care of the foregoing office is: C T CORPORATION SYSTEM

The person named immediately above in this paragraph has been designated in fact as the agent in care of the registered office in the Commonwealth of Pennsylvania of the corporation named in paragraph 2 of this statement.

5.	(Check one or more of the following, as appropriate):

☐	This statement reflects a change in name of the agent.

☒	The change in registered office set forth in this statement reflects the removal of the place of business of the agent to a new location within the county.

☐	The status of the agent as the provider of the registered office of the above-named association has been terminated.

IN TESTIMONY WHEREOF, the undersigned person has caused this statement to be signed this 10th day of September 1990.

C T CORPORATION SYSTEM

BY:	/s/ illegible
TITLE:	Assistant Secretary